UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2016
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)

(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))755000-4-2612-v0.5

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
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Item 2.01.    Completion of Acquisition or Disposition of Assets.
On August 1, 2016, National Storage Affiliates Trust (the "Company"), through its operating partnership, NSA OP, LP (the "Operating Partnership"), completed its acquisition of a portfolio of 22 self-storage properties (the "CPA 17 Portfolio") from unrelated third party sellers controlled by Corporate Property Associates 17 – Global Incorporated ("CPA 17") for approximately $154 million in cash, funded with cash on hand and borrowings under the Company's credit facility.
In connection with the acquisition of the CPA 17 Portfolio, the Company is filing the historical financial statements and pro forma financial information required by Item 9.01 of Form 8-K. The historical financial statements and pro forma financial information relating to the CPA 17 Portfolio described in Item 9.01 below should be read in conjunction with this Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(a) Financial Statements of Properties Acquired
The following Statements of Revenues and Certain Expenses are set forth in Exhibit 99.1 which is incorporated herein by reference.

•	Report of Independent Auditors

•	Combined Statements of Revenue and Certain Expenses for the Three Months Ended March 31, 2016 and the Year Ended December 31, 2015

•	Notes to Combined Statements of Revenue and Certain Expenses
(b) Pro Forma Financial Information
The following pro forma financial statements for the Company are set forth in Exhibit 99.2 which is incorporated herein by reference.

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2016.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015.

•	Notes to Unaudited Pro Forma Consolidated Financial Statements.
(c) Not applicable.
(d) Exhibits:
The following exhibits are furnished with this report:

Exhibit Number	Description
23.1	Consent of EKS&H LLLP
99.1	Historical Statements of Revenue and Certain Expenses of Acquisition Properties
99.2	Unaudited Pro Forma Consolidated Financial Statements of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Storage Affiliates Trust

By:	/s/ TAMARA D. FISCHER
Name:	Tamara D. Fischer
Title:	Chief Financial Officer
Date: August 5, 2016